                                                                      EXHIBIT 21

                              JO-ANN STORES, INC.
                              LIST OF SUBSIDIARIES

                                                                                        STATE OF     PERCENT OWNED BY
NAME                                                                                  INCORPORATION     REGISTRANT
------------------------------------------------------------------------------------  -------------  -----------------
FCA Financial, Inc..................................................................      Ohio                 100%

Fabri-Centers of South Dakota, Inc..................................................      Ohio                 100%

Fabri-Centers of California, Inc....................................................      Ohio                 100%

FCA of Ohio, Inc....................................................................      Ohio                 100%

House of Fabrics, Inc...............................................................    Delaware               100%